Interim Funding Schedule - No. 01
Dated March 6, 2007

To Master Equipment Lease Agreement
Dated as of March 6, 2007

Lessor:	THE FIFTH THIRD LEASING COMPANY,
an Ohio corporation

Lessee:	ADVANCED PHOTONIX, INC.

All of the terms of the Master Equipment Lease Agreement dated as of March 6, 2007 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Lease. This Interim Funding Schedule as it incorporates the terms of the Master Lease and each schedule, exhibit and rider attached hereto is referred to as this “Lease”. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Interim Funding Schedule or the Master Lease, the terms of such schedule, exhibit or rider shall govern. This Interim Funding Schedule shall constitute an “Equipment Schedule” for all purposes of the Master Lease.

1. Equipment.

This Interim Funding Schedule relates to equipment to be purchased by Lessor as described on Schedule 1 hereto (such equipment, to the extent a Final Equipment Schedule (as defined herein) has not been executed with respect thereto, collectively the “Equipment”).

2. Lease of Equipment and Funding.

(a) Subject to the terms and conditions set forth herein, on or before June 30, 2007 (the “Commitment Termination Date”), at the request of Lessee, Lessor shall fund the purchase of Equipment by making payments in respect of the purchase price of such Equipment as designated by Lessee on Schedule A attached hereto or one or more draw requests provided by Lessee to Lessor from time to time (the “Progress Payments”). The aggregate amount of Progress Payments paid by Lessor hereunder shall not exceed a total of Two Million Three Hundred Thousand Dollars and zero Cents ($2,300,000.00) (the “Commitment”).

(b) Lessee shall request that Lessor make a Progress Payment by delivering a notice (a “Funding Request”) to Lessor which such notice shall (i) identify the amount of such Progress Payment, which, together with all other Progress Payments previously made by lessor shall not exceed the Commitment, (ii) identify the date on which such Progress Payment is to be made which date shall be a Business Day not earlier than three (3) Business Days after the date of such Funding Request and not later than the Commitment Termination Date and (iii) attach an invoice from the Supplier of the Equipment in an amount equal to the requested amount of the Progress Payment. Delivery of such Funding Request shall constitute an acknowledgement by Lessee that such invoice is approved and accepted by Lessee.

(c) The obligation of Lessor to make Progress Payments shall be subject to satisfaction (or waiver by Lessor) of each of the following conditions, prior to the date on which such Progress Payment is to be made:

(i) Lessor shall have received each of the following documents, in form and substance satisfactory to Lessor: (A) a Master Lease duly executed by Lessee; (B) a Funding Request; (C) each of the documents required by Section 7(a) of the Master Lease (other than the conditions referred to in Section 7(a)(ii) and (iv) with respect to any Equipment which will not be delivered to Lessee at the time such Progress Payment is made); and

(ii) Each of the other conditions set forth in Section 7 of the Master Lease shall have been satisfied.

3. Final Equipment Schedule; Termination.

(a) Lessor and Lessee intend to execute an Equipment Schedule which expressly supercedes and replaces this Interim Funding Schedule (a “Final Equipment Schedule”). Such Final Equipment Schedule shall be effective on the date (the “Lease Closing Date”) on which each of the following conditions have been satisfied (or waived by Lessor):

(i) Lessor shall have received each of the following documents, in form and substance satisfactory to Lessor: (A) a Final Equipment Schedule duly executed by Lessee; (B) an Acceptance Certificate for each “Item of Equipment” (as defined in such Final Equipment Schedule) (which shall include all Equipment for which Progress Payments have been made hereunder) duly executed by Lessee; (C) each of the other documents required by Section 7(a) of the Master Lease;

(ii) Not less than ten (10) days prior to the Lease Closing Date, Lessee shall have delivered a notice to Lessor requesting that a Final Equipment Schedule be executed and specifying a date intended to be the Lease Closing Date;

(iii) Each of the other conditions set forth in Section 7 of the Master Lease and each of the conditions (if any) set forth in the Final Equipment Schedule shall have been satisfied.

(b) The obligation of Lessor to make Progress Payments shall terminate on the earlier to occur of (A) the Lease Closing Date and (B) the Commitment Termination Date (such date, the “Termination Date”).

4. Payments.

(a) As used herein, “Interest Rate” shall mean the percentage per annum equal to the rate (adjusted for the current maximum reserve rate required to be maintained by Lender) reported in the Wall Street Journal (Eastern Edition) as Prime Rate plus 1/8%. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall accrue on the outstanding principal amount hereunder from and including the date each Advance is made to but excluding the date the entire principal amount hereunder is paid in full. The Interest Rate applicable to each Advance shall initially be determined on the second to last calendar day of the month immediately preceding the date such Advance was made and the Interest Rate shall be adjusted automatically on the second to last calendar day of the month which is one month after the date such Interest Rate was last determined; provided that, in each such case, if such day is not a Business Day, such adjustment shall be made on the Business Day immediately preceding such day.

(b) On the Termination Date, Lessee shall pay to Lessor an amount equal to the aggregate amount of all Progress Payments made by Lessor hereunder together with all amounts due and payable pursuant to Section 4(a) hereof; provided, however, that if the Lease Closing Date occurs, the amount which Lessee is obligated to pay pursuant to this Section 4(a) shall be reduced by an amount equal to the Lessor’s Capitalized Cost (as defined in such Final Equipment Schedule).

(c) If (i) an Event of Default has occurred and is continuing, or (ii) for any reason whatsoever Supplier fails to deliver to Lessee an item of Equipment described in the Supply Contract in accordance with the terms thereof, or (iii) Lessee fails to accept any Equipment, or (iv) Progress Payments shall exceed the maximum amount provided in Section 2(a), then, in any such event, Lessee shall immediately upon demand, pay Lessor an amount equal to the sum of (A) the total amount of all Progress Payments paid by Lessor for all Equipment, plus (B) any other amounts due under the Lease including any accrued but unpaid payments referred to in Section 4(a). Upon Lessor’s receipt of such aggregate payment, Lessor will transfer all its right, title and interest in and to the Equipment to Lessee on an “as-is, where-is” basis without representation or warranty.

5. Insurance.

Lessee shall maintain the insurance required pursuant to Section 10 of the Master Lease. For purposes of this Interim Funding Schedule, the Stipulated Loss Value for the Equipment at any time shall be an amount equal to 103% of the amount of the Progress Payments made as of such time. The amount of public liability and property damage insurance required to be maintained by the Lessee pursuant to Section 10(a) of the Master Lease is $1,000,000.00.

6. Additional Provisions.

(a) The Equipment location shall be as specified on Schedule 1 hereto.

(b) To the extent any Equipment is delivered to Lessee, Lessor shall be considered to be the owner of such Equipment and title to such Equipment shall vest in Lessor without further action by Lessor or Lessee.

Except as expressly modified hereby, all terms and provisions of the Master Lease shall remain in full force and effect. This Interim Funding Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Interim Funding Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
THE FIFTH THIRD LEASING COMPANY	ADVANCED PHOTONIX, INC.

By: /s/ Derek Burke	By: /s/ Robin F. Risser
Name: Derek Burke	Name: Robin F. Risser
Title: Vice President	Title: CFO

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS THE CHATTEL PAPER ORIGINAL.

CHATTEL PAPER ORIGINAL

IN WITNESS WHEREOF, Lessee and Lessor have caused this Interim Funding Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:	LESSEE:
THE FIFTH THIRD LEASING COMPANY	ADVANCED PHOTONIX, INC.

By: /s/ Derek Burke	By: /s/ Robin F. Risser
Name: Derek Burke	Name: Robin F. Risser
Title: Vice President	Title: CFO

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAT THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE CHATTEL PAPER ORIGINAL.